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BUSINESS COLLABORATION AGREEMENT

    This BUSINESS COLLABORATION AGREEMENT (the "Agreement") is made and entered into as of this 17th day of April, 2001, by and among MON ACQUISITION CORP., a Florida corporation ("Mon"), INTERDENT, INC., a Delaware corporation ("InterDent"), and GENTLE DENTAL SERVICE CORPORATION, a Washington corporation and wholly owned subsidiary of InterDent ("GDSC").

RECITALS

    WHEREAS, Mon, InterDent and GDSC have entered into that certain Purchase Agreement dated as of April 17, 2001 (the "Purchase Agreement"), pursuant to which Mon has agreed to purchase the Assets and the Shares and has agreed to assume the Assumed Obligations.

    WHEREAS, prior to the date hereof, certain functions (the "Collective Functions") related to the operation of DCA and GDSC have been and are conducted on a collective basis.

    WHEREAS, after the Closing Date, the parties hereto wish to continue to conduct the Collective Functions on a collective basis pursuant to and in accordance with the terms of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

AGREEMENTS

    1.  Purpose of Agreement.  After the Closing Date, pursuant to the terms hereof, the parties hereto agree to continue to conduct the Collective Functions set forth in Section 5 hereof on a collective basis in order for each of the parties to benefit from conducting such functions on a national level.

    2.  Purchase Agreement.  Nothing contained herein shall be construed to affect the rights and obligations of the parties under the Purchase Agreement. Notwithstanding anything contained herein to the contrary, Mon shall only assume the Assumed Obligations which are expressly set forth in the Purchase Agreement and the Schedules thereto.

    3.  Definitions.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning assigned to them in the Purchase Agreement.

    4.  Term and Termination.  This Agreement shall commence after the close of business on the Closing Date and shall remain in full force and effect until terminated (the "Term"). Any party hereto may terminate this Agreement at any time by delivering 60 days' written notice of termination to the other parties.

    5.  Collective Functions.

       a. Collective Negotiations.  Prior to any party hereto undertaking any of the negotiations provided for with respect to such party (the "Obligated Party") in this Section 5(a) below, the Obligated Party shall first notify (for purposes of this Section 5(a) such notification may be by email or in writing to the person(s) employed by the other parties hereto responsible for such functions designated by such other parties in writing from time to time) the other parties hereto (each an "Other Party") of the anticipated negotiations and shall provide each of the Other Parties reasonable opportunity to elect to require the Obligated Party to perform such negotiations on such Other Party's behalf. In the event that an Other Party so elects to have the Obligated Party negotiate on its behalf, the Obligated Party shall consult with the Other Party regarding the terms and conditions being negotiated and shall inform such Other Party of the status of the negotiations at such times as reasonably requested by such Other Party or reasonably appropriate or necessary to keep such Other Party informed of all material developments regarding the negotiations. Each Obligated Party shall use all reasonable commercial efforts to ensure that any goods or services made available to the Obligated Party are also made available to the Other Party on the same terms and conditions as provided to the Obligated Party. In addition, if any party hereto (a "Requesting Party") requests that any other party hereto (each a "Requested Party") introduce the

  Requesting Party to any third party providing any of the types of goods or services identified in this Section 5(a) below to the Requested Party, then the Requested Party shall introduce the Requesting Party to such third party within a reasonable time after the request was made and shall request that such third party provide any goods or services to the Requesting Party on the same terms as it is providing such goods or services to the Requested Party. Subject to the foregoing, the parties agree to negotiate as follows:

          i. Telecommunications.  During the Term, InterDent shall negotiate on behalf of itself, GDSC and Mon, all telecommunications contracts, including sale, lease and service contracts for voice, data, network and wireless telecommunications.

         ii. Laboratory Services.  During the Term, Mon shall employ or contract with a Director of Laboratory Services, who shall negotiate laboratory service contracts on behalf of InterDent, GDSC and Mon.

         iii. Managed Care Providers.  During the Term, each of the parties hereto agrees that it shall negotiate on behalf of the other parties hereto any time it negotiates a contract or relationship with a managed care provider.

         iv. Marketing.  During the Term, each of the parties hereto agrees that it shall negotiate on behalf of the other parties hereto anytime it negotiates a new national level marketing contract, including telephone directory advertising.

         v. BriteSmile.  BriteSmile, Inc. ("BSI") has developed a teeth whitening procedure called "BriteSmile". GDSC has been negotiating a relationship with BSI to promote the BriteSmile procedure in selected dental practices in exchange for preferred pricing on BriteSmile. During the Term, GDSC and InterDent agree that they shall negotiate with BSI on behalf of Mon such that Mon shall be provided with the same preferred pricing by BSI as InterDent and GDSC receive.

         vi. Casey Systems.  Casey Systems, Inc. ("Casey") has developed a patient information system called the "Casey System". GDSC has been negotiating a relationship with Casey to purchase the Casey System for use in selected dental practices in exchange for preferred pricing on the Casey System. During the Term, GDSC and InterDent agree that they shall negotiate with Casey on behalf of Mon such that Mon shall be provided with the same preferred pricing by Casey as InterDent and GDSC receive.

        vii. Insurance.  During the Term, each party agrees that it shall negotiate on behalf of the other parties hereto anytime it negotiates with insurance companies for all types of coverage used by the parties hereto and the dental practices they manage.

        viii. Employee Benefit Programs and Payroll Services.  During the Term, each party agrees that it shall negotiate on behalf of the other parties hereto with employee benefit, leasing and payroll companies, including Selective HR Solutions, Inc. for all types of human resource services, including employee benefits and payroll, used by the parties hereto.

         ix. Direct Purchasing.  During the Term, each party hereto agrees that it shall negotiate on behalf of the other parties hereto anytime it negotiates a new purchase arrangement with a third party vendor of services or products related to the practice of dentistry or management of dental practices, which provides preferred pricing terms for the products or services being purchased.

       b. Recruiting.  During the Term, InterDent shall employ a Director of Recruiting, who shall recruit personnel on behalf of InterDent, GDSC and Mon. The Director of Recruiting shall forward the resumes of potential personnel located in Florida, Georgia, Indiana, Maryland, Virginia, Pennsylvania and Michigan to Mon and the Director of Recruiting shall forward resumes of potential personnel located in all other states to GDSC, in accordance with the needs expressed by Mon and GDSC to the Director of Recruiting. In the event that Mon also begins independently recruiting, Mon agrees to forward to InterDent the resumes of potential personnel desiring to be located in areas where InterDent has dental practices and Mon does not.

    6.  Expenses.  Each party hereto shall bear all of its own expenses relating to the execution of this Agreement and the carrying out of its obligations pursuant hereto, unless such party agrees in writing to be responsible for any expenses incurred by another party.

    7.  Staffing.  Notwithstanding anything contained in Section 5 hereof, each party hereto shall only be required to perform its obligations under Section 5 to the extent that it is performing such activities on its own behalf and shall not be required to employ additional personnel to perform its obligations under Section 5.

    8.  Compensation.  No party shall be entitled to compensation for any actions taken or omitted pursuant to the terms of this Agreement.

    9.  Authority and Exculpation.

       a. Capacity.

          i. Notwithstanding anything to the contrary contained herein, Mon shall not have the obligation, authority or right to enter into any agreements, contracts or commitments of any kind or nature for or on behalf of GDSC or InterDent.

         ii. Notwithstanding anything to the contrary contained herein, neither GDSC or InterDent shall have the obligation, authority or right to enter into any agreements, contracts or commitments of any kind or nature for or on behalf of Mon.

       b. Termination of Authority.  The authority granted pursuant to Section 5 hereof shall terminate upon the termination of this Agreement.

       c. Exculpation.  Notwithstanding anything contained herein to the contrary, no party hereto shall be liable to any other party hereto for any actions taken by such party to carry out its obligations contained in Section 5 hereof. No party hereto makes any representations or warranties to any other party hereto regarding (i) any agreements such party negotiates, whether on its own behalf or on behalf of the other parties hereto, or (ii) any third party with which such party is doing business, and such party shall not be liable to any other party hereto for any breaches, damages, expenses, liabilities, lost profits or any other cost caused by any third party providing any goods or services pursuant to arrangements negotiated by any party hereto.

    10. Miscellaneous.

       a. Assignment.  No party hereto may assign this Agreement or its rights or obligations hereunder to any third party without the prior written consent of the other parties which shall not be unreasonably withheld.

       b. Notices.  Any notice or other communication required or permitted to be given hereunder shall be provided in the same manner as required in the Purchase Agreement.

       c. Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       d. Captions; Headings.  The captions and paragraph headings included in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

       e. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered a duplicate original.

        f. Modification.  No modification, supplement, amendment or waiver of this Agreement shall be binding unless executed in writing by each of the parties hereto. A waiver of any of the provisions of this Agreement shall not be deemed to or constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

       g. Governing Law.  This Agreement shall be governed by the laws of the State of Florida, and its validity, interpretation, performance and enforcement shall be governed by the laws of that state, applied without giving effect to any choice of law principals thereof.

       h. Remedy for Breach.  The sole and exclusive remedy for breach of this Agreement shall be termination of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

INTERDENT, INC.
By: /s/ MICHAEL T. FIORE Name: Michael T. Fiore Title: CEO
GENTLE DENTAL SERVICE CORPORATION
By: /s/ MICHAEL T. FIORE Name: Michael T. Fiore Title: President
MON ACQUISITION CORP.
By: /s/ STEVEN R. MATZKIN Dr. Steven Matzkin President

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BUSINESS COLLABORATION AGREEMENT